SUBSIDIARIES




                                                              State or Other
                                                              Jurisdiction of
                                                              Incorporation
                                                              ---------------

Cooperative Bank for Savings, Inc., SSB                       North Carolina

CS&L Services, Inc. (1)                                       North Carolina


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(1)      Wholly owned subsidiary of Cooperative Bank for Savings, Inc., SSB.